UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-07832	75-1729843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 PIER 1 PLACE FORT WORTH, TEXAS		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 252-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 19, 2019, the Company held its annual meeting of shareholders (the “Annual Meeting”). The following describes the matters considered by the Company’s shareholders at the Annual Meeting and the final results of the voting at the meeting:

Proposal 1. To elect as directors the eight nominees named in the proxy statement to hold office until the Company’s next annual meeting of shareholders and until his or her successor is elected and qualified.

In order to be elected, a nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. An “affirmative vote of a majority of the votes cast” means that the number of votes cast “For” a nominee exceeds the number of votes cast “Against” the nominee. Abstentions and broker non-votes were not considered as votes cast.

Nominee	For	Against	Abstain	Broker Non-Votes
Cheryl A. Bachelder	31,498,638	885,512	332,051	33,147,297
Robert L. Bass	30,921,041	1,211,740	583,420	33,147,297
Hamish A. Dodds	30,606,650	1,465,789	643,762	33,147,297
Brendan L. Hoffman	30,676,160	1,405,212	634,829	33,147,297
Katherine M. A. (“Allie”) Kline	30,777,894	1,255,968	682,339	33,147,297
Terry E. London	30,336,821	1,653,355	726,025	33,147,297
Michael A. Peel	30,552,886	1,460,811	702,504	33,147,297
Ann M. Sardini	30,603,152	1,430,853	682,196	33,147,297

Based on these results, each nominee was elected by the shareholders as a director to hold office until the Company’s next annual meeting of shareholders and until his or her successor is elected and qualified.

Proposal 2. To adopt a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion under the caption “Compensation.”

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the resolution was required to approve the resolution.  Abstentions were counted as represented and entitled to vote on the resolution and had the effect of a vote “Against” the resolution.  Broker non-votes were not considered entitled to vote on the resolution and were not counted in determining the number of shares necessary for approval of the resolution.

For	Against	Abstain	Broker Non-Votes
29,475,931	2,384,698	855,572	33,147,297

Based on these results, the non-binding, advisory resolution was approved by the shareholders.

Proposal 3. Approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock and a corresponding reduction in authorized shares, in the discretion of the Board of Directors, at any time prior to the 2020 annual meeting of shareholders of the Company.

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting was required to adopt and approve the proposed amendment to the Company’s Restated Certificate of Incorporation.  Abstentions were counted as represented and entitled to vote on the proposal and had the effect of a vote “Against” the proposal.
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For	Against	Abstain	Broker Non-Votes
53,284,243	10,465,230	2,114,025	N/A

Based on these results, the amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock and a corresponding reduction in authorized shares, in the discretion of the Board of Directors, at any time prior to the 2020 annual meeting of shareholders of the Company, was approved by the shareholders.

Proposal 4. To ratify the Audit Committee’s engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2020.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal was required to ratify the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2020.  Abstentions were counted as represented and entitled to vote on the proposal and had the effect of a vote “Against” the proposal.

For	Against	Abstain	Broker Non-Votes
61,302,913	2,047,384	2,513,201	N/A

Based on these results, the shareholders ratified the Audit Committee’s engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: June 20, 2019	By:	/s/ Robert E. Bostrom
Robert E. Bostrom, Chief Legal and Compliance Officer and Corporate Secretary

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